CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated November 22, 2022, with respect to the financial statements of Allspring C&B Mid Cap Value Fund (formerly, Wells Fargo C&B Mid Cap Value Fund), Allspring Common Stock Fund (formerly, Wells Fargo Common Stock Fund), Allspring Discovery Mid Cap Growth Fund (formerly, Wells Fargo Enterprise Fund), Allspring Discovery SMID Cap Growth Fund (formerly, Wells Fargo Discovery Fund), Allspring Opportunity Fund (formerly, Wells Fargo Opportunity Fund), and Allspring Special Mid Cap Value Fund (formerly, Wells Fargo Special Mid Cap Fund), six of the funds comprising Allspring Funds Trust (formerly, Wells Fargo Funds Trust), as of September 30, 2022, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
January 23, 2023